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                                                                     EXHIBIT 4.4

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                          ORBITAL SCIENCES CORPORATION

                                     COMPANY

                                DEUTSCHE BANK AG,
                                 NEW YORK BRANCH

                                     TRUSTEE

                              --------------------

                          FIRST SUPPLEMENTAL INDENTURE

                          DATED AS OF DECEMBER 15, 1997

                              ---------------------

                   5% CONVERTIBLE SUBORDINATED NOTES DUE 2002

                 -----------------------------------------------


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                                TABLE OF CONTENTS

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RECITALS.....................................................................................................1

ARTICLE ONE - DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION........................................1

     SECTION 1.1   Definitions...............................................................................1
     SECTION 1.2.   Effect of Headings and Table of Contents.................................................2
     SECTION 1.3.   Successors and Assigns...................................................................2
     SECTION 1.4.   Separability Clause......................................................................2
     SECTION 1.5.   Benefits of Indenture....................................................................2
     SECTION 1.6.   Governing Law............................................................................2
     SECTION 1.7.   Effectiveness............................................................................2

ARTICLE TWO - SECURITY FORMS.................................................................................3

     SECTION 2.2.   Form of Security.........................................................................3

ARTICLE TWELVE - CONVERSION OF SECURITIES....................................................................4

     SECTION 12.1.   Conversion Privilege and Conversion Price...............................................4
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           FIRST SUPPLEMENTAL INDENTURE, dated as of December 15, 1997, between
Orbital Sciences Corporation, a Delaware corporation (herein called the
"Company"), and Deutsche Bank AG, New York Branch, as Trustee hereunder (herein called the "Trustee"), under the indenture between the Company and the Trustee
(the "Indenture") dated as of September 16, 1997.

                                    RECITALS

           The Indenture provides that the Company and the Trustee may, at any time and from time to time, enter into one or more supplemental indentures, in form satisfactory to the Trustee, for the purpose of supplementing the provisions of the Indenture with respect to matters or questions arising under the Indenture as the Company and the Trustee may deem necessary or desirable, provided that such supplemental provisions do not adversely affect in any material respect the Holders of Securities.

           The Company has duly authorized the execution and delivery of this First Supplemental Indenture, and all things necessary have been done to make this First Supplemental Indenture a valid agreement of the Company, in accordance with its terms.

           NOW, THEREFORE, THIS FIRST SUPPLEMENTAL INDENTURE WITNESSETH:

           For and in consideration of the premises and the purchase of the Securities by the Holders thereof, the Company and the Trustee mutually covenant and agree, for the equal and proportionate benefit of all Holders of the Securities as follows:

                                   ARTICLE ONE

                              DEFINITIONS AND OTHER
                       PROVISIONS OF GENERAL APPLICATION

           SECTION 1.1 Definitions.

           For all purposes of the Indenture and this First Supplemental
Indenture, except as otherwise expressly provided or unless the context otherwise requires:

           (1) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

           (2) the words "herein", "hereof" and "hereunder" and other words of similar import refer to the Indenture and this First Supplemental Indenture as a whole and not to any particular Article, Section or other subdivision.

           (3) certain capitalized terms are used herein as they are defined in the Indenture.


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           SECTION 1.2. Effect of Headings and Table of Contents.

           The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

           SECTION 1.3. Successors and Assigns

           All covenants, stipulations, promises and agreements in this First
Supplemental Indenture by the Company shall bind its successors and assigns, whether so expressed or not.

           SECTION 1.4. Separability Clause.

           In case any provision in this First Supplemental Indenture or the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

           SECTION 1.5. Benefits of Indenture.

           Except as provided in the next sentence, nothing in this First
Supplemental Indenture or in the Securities, express or implied, shall give to any Person, other than the parties hereto and their successors and assigns hereunder and the Holders of Securities, any benefit or legal or equitable right, remedy or claim under this First Supplemental Indenture. The provisions of Article Thirteen of the Indenture are intended to be for the benefit of, and shall be enforceable directly by, the holders of Senior Indebtedness of the Company.

           SECTION 1.6. Governing Law.

           THIS FIRST SUPPLEMENTAL INDENTURE AND THE SECURITIES SHALL BE
GOVERNED BY THE LAW OF THE STATE OF NEW YORK, THE UNITED STATES OF AMERICA,
WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS.

           SECTION 1.7. Effectiveness.

           This First Supplemental Indenture shall take effect on the date hereof and shall amend the provisions of the Indenture with respect to the Securities.

                                   ARTICLE TWO

                                 SECURITY FORMS

           SECTION 2.2. Form of Security

           The second paragraph on the Reverse of Note is amended and restated to read as follows:

                      "No sinking fund is provided for the Securities. Subject to the redemption of Tax Affected Securities as described below, the Securities will not be redeemable at the


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     option of the Company prior to October 2, 2000. At any time on or after
     October 2, 2000 and prior to maturity, the Securities are subject to redemption at the option of the Company at any time, in whole or in part, upon not less than 20 nor more than 60 days' notice to the Holders prior to the Redemption Date, at the following Redemption Prices (expressed as percentages of the principal amount thereof) if such Redemption Date occurs during the following periods:

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                                                   PERIOD                                            PERCENTAGE
                                                   ------                                            ----------
                          October 2, 2000 through and including September 30, 2001                       102%

                          October 1, 2001 through and including September 30, 2002                       101%


     and 100% on October 1, 2002; together, in each case, with accrued interest to, but excluding the Redemption Date; Securities that are Tax Affected Securities are also redeemable, in whole but not in part, under the circumstances described in the next succeeding paragraph, at a Redemption Price equal to 100% of the principal amount thereof plus interest accrued to, but excluding, the Redemption Date; provided, however, that interest installments on Securities whose Stated Maturity is on or prior to such Redemption Date shall be payable to the Holders of such Securities, or one or more Predecessor Securities, of record at the close of business on the relevant Record Dates referred to on the face hereof all as provided in the Indenture."

           The sixth paragraph on the Reverse of Note is amended and restated to read as follows:

                      "Subject to and upon compliance with the provisions of the Indenture, the Holder of this Security is entitled, at his or her option, at any time on or prior to the close of business on October 1, 2002, or in case this Security or a portion hereof is called for redemption or the Holder hereof has exercised his or her right to require the Company to repurchase this Security or such portion hereof then in respect of this Security until and including, but (unless the Company defaults in making the payment due upon redemption or repurchase, as the case may be) not after, the close of business on the Business Day next preceding the Redemption Date or the Repurchase Date, as the case may be, to convert this Security (or any portion of the principal amount hereof that is an integral multiple of U.S.$1,000, provided that the unconverted portion of such principal amount is U.S.$1,000 or any integral multiple thereof) into fully paid and nonassessable Common Stock of the Company at an initial Conversion Price of U.S.$28.00 for each share of Common Stock (or at the current adjusted Conversion Price if an adjustment has been made as provided in the Indenture)."


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                                 ARTICLE TWELVE

                            CONVERSION OF SECURITIES

           SECTION 12.1. Conversion Privilege and Conversion Price

           The first sentence of Section 12.1 is amended and restated to read as follows:

                      "Subject to and upon compliance with the provisions of this Article Twelve, at the option of the Holder thereof, the Holder of any Security is entitled, at any time prior to the close of business on October 1, 2002, to convert such Security into fully paid and nonassessable shares (calculated as to each conversion to the nearest 1/100th of a share) of Common Stock at the Conversion Price, determined as hereinafter provided, in effect at the time of conversion."

                                     *  *  *


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           This First Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

           IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed all as of the day and year first above written.

                                            ORBITAL SCIENCES CORPORATION

                                            By: /s/   Jeffrey V. Pirone
                                               ---------------------------------
                                               Name:  Jeffrey V. Pirone
                                               Title: Senior Vice Presindent and
                                               Chief Financial Officer

                                            DEUTSCHE BANK AG, NEW YORK BRANCH

                                            By: /s/   George Gregor
                                               ---------------------------------
                                               Name:  George Gregor
                                               Title: Vice President

                                            By: /s/   Peter C. Olsen
                                               ---------------------------------
                                               Name:  Peter C. Olsen
                                               Title: Vice President


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